Exhibit 26(h)i g1

AMENDMENT No. 1 TO PARTICIPATION AGREEMENT

The Restated Participation Agreement made and entered into as of May 1, 2006 by and among MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, MML BAY STATE LIFE INSURANCE COMPANY, C.M. LIFE INSURANCE COMPANY, PANORAMA SERIES FUND, INC., and OPPENHEIMERFUNDS, INC. is amended on April 3, 2008 as follows:

Schedule 1 of the Agreement is hereby deleted in its entirety and replaced with Schedule 1 attached hereto.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 3, 2008

PANORAMA SERIES FUND, INC.		OPPENHEIMERFUNDS, INC.

By:	/s/ Brian W. Wixted	By:	/s/ Christina Nasta
Name:	Brian W. Wixted	Name:	Christina Nasta
Title:	Treasurer	Title:	Vice President
Date:	4-15-08	Date:	4/14/08

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY		MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Ellen Dziura	By:	/s/ Ellen Dziura
Name:	Ellen Dziura	Name:	Ellen Dziura
Title:	Vice President	Title:	Vice President
Date:	April 7, 2008	Date:	April 7, 2008

C.M. LIFE INSURANCE COMPANY

By:	/s/ Ellen Dziura
Name:	Ellen Dziura
Title:	Vice President
Date:	April 7, 2008

SCHEDULE 1

Separate Accounts

C.M. Life Variable Life Separate Account I

Massachusetts Mutual Variable Life Separate Account I

Massachusetts Mutual Variable Life Separate Account III

Connecticut Mutual Variable Life Separate Account I

Massachusetts Mutual Variable Annuity Separate Account V

Massachusetts Mutual Variable Annuity Separate Account 4

C.M. Multi-Account A

MassMutual Variable Annuity Separate Account 3

MassMutual Variable Annuity Separate Account 2

Panorama Separate Account

Panorama Plus Separate Account

Contracts

Variable Annuities	Variable Life

MassMutual RetireEase Select	MassMutual/ Blue Chip Variable Universal Life
MassMutual Evolution	MassMutual/ Survivorship Variable Universal Life
MassMutual Transitions Select	C.M. Life/ Survivorship Variable Universal Life
MassMutual Artistry	MassMutual/ Survivorship Variable Universal Life II
MassMutual Transitions	C.M. Life/ Survivorship Variable Universal Life II
Panorama Passage	MassMutual/ Variable Universal Life
Panorama Premier	C.M. Life/ Variable Universal Life
Panorama	MassMutual/ Variable Universal Life II
Panorama Plus	MassMutual/ Variable Universal Life III
MassMutual/ VUL GuardSM
MassMutual/ Survivorship VUL GuardSM
MassMutual/ Strategic Variable Life® (SL9)
MassMutual/ Strategic Life® Prestige (SL14)
MassMutual/ Strategic Variable Life® Plus (SL10)
MassMutual/ Strategic Group Variable Universal Life®
C.M. Life/ Executive Benefit Variable Universal LifeSM

Panorama Participation Agreement Amendment No. 1